COMPUTER ASSOCIATES REPORTS FOURTH QUARTER
AND FULL FISCAL YEAR 2003 RESULTS

ISLANDIA, N.Y., May 14, 2003 - Computer Associates International, Inc. (NYSE: CA) today announced financial results for its fourth fiscal quarter and fiscal year ended March 31, 2003.

Highlights of the fourth quarter and fiscal year include:

  Total revenue of $801 million for the quarter - an increase of 4 percent over last year's fourth fiscal quarter, and total revenue of $3.12 billion for the year - an increase of 5 percent over last year
  GAAP LPS of $0.18 for the quarter and $0.46 for the year
  An operating* (non-GAAP) EPS increase to $0.08 for the quarter and $0.19 for the year.
  Exceeded First Call consensus revenue and operating* EPS estimates for the quarter
  Cash generated from operations of $577 million for the quarter and $1.31 billion for the year, exceeding last year's annual amount by 5 percent
  Cash and marketable securities balance of $1.51 billion at March 31, 2003
  New deferred subscription revenue for the quarter of $629 million, or $221 million on an annualized basis, with a weighted average contract life of approximately 2.85 years - representing growth of 18 percent over last year's fourth quarter annualized deferred subscription revenue
  An aggregate deferred subscription revenue balance increase of $273 million from December 31, 2002 to March 31, 2003, to $3.77 billion

*Refer to the discussion of Non-GAAP Financial Measures below.

"In a difficult political and economic environment, IT buyers are increasingly focused and disciplined in their investment decisions and are demanding immediate as well as a long term return on investment," said CA Chairman and CEO Sanjay Kumar. "We gained market presence in fiscal year 2003 by providing the software industry's most comprehensive and innovative enterprise management solutions. We continued to implement a business model that makes it easier for customers to install and run our software, and features our innovative FlexSelect Licensing. And, most important, employees continued our drive to put our customers' needs at the center of everything we do.

"For the third quarter in a row, our annualized deferred subscription revenue (bookings) has increased over prior-year period comparisons," continued Kumar. "For the full fiscal year, annualized bookings were 13 percent higher than last year. In addition to our flexible subscription business model, CA's success is driven by our commitment to providing innovative technology and our continued focus on customer service. These key strengths ideally position us for growth when spending for IT improves."

Financial Overview - Fourth Quarter Fiscal 2003

Total revenue for the fourth quarter of fiscal year 2003 was $801 million, a 4 percent increase over total revenue generated in the fourth quarter of fiscal year 2002. CA had estimated its fourth quarter fiscal year 2003 revenue to be in the range of $785 million to $800 million.

Net loss for the fourth quarter was $106 million, or $0.18 per diluted share, compared to the net loss of $238 million, or $0.41 per diluted share, reported in the comparable period last year.  On April 1, 2002, the Company adopted Statement of Financial Accounting Standards  ("SFAS") No. 142, "Goodwill and Other Intangible Assets."  Under SFAS No. 142, goodwill is no longer amortized, but is reviewed for impairment annually or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. The Company's recently completed analysis found that approximately $80 million of goodwill associated with its professional services organization was impaired at March 31, 2003, and it has reflected this impairment charge in the fourth fiscal quarter. As announced on April 1, 2003, CA is combining its pre-sales technical and professional services organizations to form CA Technology Services, a new organization that will more effectively position, prove and deliver CA solutions to customers while improving the Company's operational efficiency. The Company recorded $116 million less of goodwill and intangible asset amortization in the fourth quarter of fiscal 2003 compared to the fourth quarter of fiscal 2002. Additionally, in the fourth quarter of fiscal 2002, the Company recorded an aggregate $59 million charge relating to the impairment of assets sold in April 2002.

On a fully diluted operating* basis (excluding all acquisition-related amortization and impairment charges), the Company earned $0.08 per share in the fourth quarter of fiscal 2003, compared to $0.00 per share in the fourth quarter of fiscal 2002.  This result exceeded the Company's previous guidance of $0.05 to $0.06 per share, principally due to slightly higher achievement of revenue and lower operating expenses than anticipated.  Operating earnings/loss per share is a non-GAAP measure as noted in the discussion of non-GAAP results below and the reconciliation of GAAP results to operating results attached to this press release.

During the fourth quarter of fiscal 2003, the Company recorded new deferred subscription revenue of $629 million - with a weighted average contract duration of approximately 2.85 years.  New annualized deferred subscription revenue (representing total new deferred subscription revenue divided by the weighted average contract life) was approximately $221 million for the quarter. This represents a 15 percent sequential increase and an 18 percent year-over-year increase. At March 31, 2003, the Company's aggregate deferred subscription revenue balance - the undiscounted contractual and committed license agreements pursuant to our business model for which revenue has been deferred and will be recognized ratably - increased to $3.774 billion.  In the fourth quarter, approximately 49 percent of total revenue was generated from subscription license fees, compared with 35 percent last year, highlighting the transparency and predictability of CA's business model.

"Stronger approval ratings from our enterprise customers continue to bolster our commitment to customer service, quality and products that return value to users," Kumar said. "Higher transaction volumes validate that we are doing the right things for our customers while staying focused on areas that concern customers most is also critical. Towards that end, in the new fiscal year we will continue to innovate and develop new products to complement our award winning, platform neutral enterprise, security, storage and information management products which enable our customers to more effectively leverage their existing resources."

Enhanced Capital Structure

During the fourth quarter the Company generated $577 million in cash from operations, bringing the total for the year to just over $1.3 billion. This marks the sixth successive year in which operations have generated more than $1 billion in cash.  This total exceeded the cash generated from operations last year by $58 million.  At March 31, 2003, CA's cash and marketable securities balance increased to $1.51 billion.

In April 2003, the Company made the final scheduled payments on $476 million of its senior notes, which was funded from cash on hand. The Company has a $350 million revolver due on May 30, 2003, which it anticipates repaying with cash on hand; after which the next scheduled debt repayment will be April 2005.

"Fiscal 2003 was a strong year from a capital structure improvement standpoint," said Chief Financial Officer Ira Zar. "The Company's capital structure was further strengthened with a new $400 million revolving credit facility and the issuance of $460 million in convertible senior notes. We have ample cash and marketable securities to repay the remaining debt due in fiscal 2004, and our available resources, including the new un-drawn revolving credit facility which was recently increased to $460 million, further supports our financing needs."

Year in Review

The following summarizes key accomplishments during the year:

  Better aligned development and marketing responsibilities to closely match our product and service offerings with the interests of customers by creating brand units responsible for product development, marketing, support and quality assurance.

  Created organizations to support Wireless, Web Services and Linux technologies across each of our brands.

  Continued to focus on improving relationships with customers and building relationships with partners, and received improved ratings in our latest customer satisfaction surveys.
  Committed to become the "Gold Standard" in corporate governance, and made important changes towards that end, including adoption of state-of-the-art corporate governance principles, hiring a director of corporate governance, and adding several new independent board members.
  Successfully completed a $460 million convertible senior notes offering, obtained a new $400 million revolving credit facility, reduced our total debt balance by more than $700 million, and ended the year with just over $1.5 billion in cash and marketable securities.
  Extended ISO 9001:2000 certification worldwide, which independently confirms CA's leadership position in the software industry in terms of the quality of its business processes.

"During fiscal year 2003, we developed products to support our vision of 'on-demand' computing," continued Kumar. "This vision and the related products which we recently unveiled, is predicated on empowering customers to deliver Information Technology as a service, driven directly by business requirements. Our products, which are the industry's first comprehensive solutions for managing on-demand computing environments, enable customers to utilize their resources more effectively and efficiently. These products let customers achieve the benefits of on-demand computing largely through IT management, not extensive overhauls of hardware. It is just the first phase in CA's managing on-demand strategy and this company-wide initiative will continue to differentiate CA in the future."

Outlook for Fiscal Year 2004

 The Company projects the following results for the first quarter of fiscal 2004 ending June 30, 2003:

  Revenue in the range of $795 million to $810 million
  GAAP loss per share in the range of $0.03 to $0.04
  Diluted operating* earnings per share in the range of $0.09 to $0.10

The Company projects the following results for the full fiscal year 2004:

  Revenue in the range of $3.275 billion to $3.425 billion
  GAAP loss per share of $0.05 to $0.10
  Diluted operating* earnings per share of $0.41 to $0.46

The above per share amounts include a $0.02 per share gain resulting from the sale of fixed assets in April 2003.

Fourth Quarter Webcast and Financial Disclosure

 The Company will host a webcast at http://ca.com/media/q4_fy2003/ today at 5 p.m. EDT to discuss its fourth quarter and fiscal year 2003 results. The Company intends to file its Form 10-K for the fiscal year ended March 31, 2003 as soon as practical.

* Non-GAAP Financial Measures

This press release includes financial measures for net income/loss and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP "operating" net income/loss and earnings/loss per share exclude non-cash amortization of acquired technology and goodwill, impairment charges, and the associated tax effects of these items. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding non-cash acquisition related charges and non-cash impairment charges, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results, comparisons to competitors' operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and is a key variable in determining management incentive compensation. We believe these non-GAAP financial measures are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release.

About CA

Computer Associates International, Inc. (NYSE:CA), one of the world's largest software companies, delivers software and services that enable organizations to manage their IT environments. Focus areas include network and systems management, storage and security management, portal and business intelligence, and application life cycle management.  Founded in 1976, CA is headquartered in Islandia, NY, and operates in more than 100 countries.  For more information on CA, please visit http://ca.com.

# # #

In addition to the historical information presented, certain statements in this release may constitute "forward-looking statements" that involve risks and uncertainties.  Actual results could differ materially from those projected or forecasted in the forward-looking statements.  Important factors that could cause actual results to differ materially include: risks and instability associated with changes in the Company's business model; risks associated with changes in the way in which the Company accounts for license revenue; the difficulty of making financial projections resulting from the significant percentage of CA's quarterly sales consummated in the last few days of the quarter; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; the risks associated with integrating acquired businesses and technologies; the effects of war or acts of terrorism; dependency on large dollar licensing transactions; the outcome of pending or future governmental inquiries; delays in product delivery; reliance on mainframe capacity growth; the ability to recruit and retain qualified personnel; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness related activities; use of software patent rights to attempt to limit competition;  adverse results of litigation; fluctuations in foreign currency exchange rates and interest rates; the volatility of the international marketplace; uncertainties relative to global economic conditions; and other risks described in filings with the Securities and Exchange Commission, which are available at www.sec.gov.  CA assumes no obligation to update the information in this press release, except as otherwise required by law.

© 2003 Computer Associates International, Inc.  One Computer Associates Plaza, Islandia, N.Y. 11749.  All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Robert Cirabisi	Dan Kaferle
	Investor Relations	Public Relations
	(631) 342-4878	(631) 342-2111
	Robert.Cirabisi@ca.com	Daniel.Kaferle@ca.com

- Tables Follow -

Table 1

COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2003	2002	2003	2002
Subscription Revenue	$395	$270	$1,414	$827
Software Fees and Other	104	119	395	432
Maintenance	180	217	769	958
Financing Fees	61	93	290	444
Professional Services	61	73	248	303

Total Revenue	801	772	3,116	2,964

Amort. of Capitalized Software Costs	117(1)	121(1)	470(2)	487(2)
Cost of Professional Services	59	65	237	283
Selling, General and Administrative	348	394(3)	1,463	1,759(3)
Product Dev. and Enhancements	168	169	664	678
Commissions and Royalties	67	80	251	275
Depr./Amort. of Goodwill & Other Intangibles	38(4)	151(4)	142(5)	609(5)
Goodwill Impairment	80(6)	31(6)	80(6)	31(6)
Interest Expense, net	39	48	172	227

Total Costs	916	1,059	3,479	4,349

Loss Before Income Taxes	(115)	(287)	(363)	(1,385)

Income Taxes (Benefit)	(9)	(49)	(96)	(283)

Net Loss	$(106)	$(238)	$(267)	$(1,102)

Basic LPS	$(0.18)	$(0.41)	$(0.46)	$(1.91)
# Shares Used	575	577	575	577
Diluted LPS	$(0.18)	$(0.41)	$(0.46)	$(1.91)
# Shares Used	575	577	575	577

(1) Includes acquisition amortization of $108 and $113 in 2003 and 2002, respectively.

(2) Includes acquisition amortization of $435 and $455 in 2003 and 2002, respectively.

(3) Includes a $28 million charge related to an impairment of assets sold in April 2002.

(4) Includes acquisition amortization of $9 and $125 in 2003 and 2002, respectively.

(5) Includes acquisition amortization of $38 and $501 in 2003 and 2002, respectively.

(6) FY03 reflects impairment of goodwill related to professional services organization. FY02 reflects impairment of goodwill for assets sold in April 2002.

Certain prior year's balances have been reclassified to conform with the current year's presentation.

Table 2

COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Balance Sheets
(in millions)
(unaudited)

	March 31,	March 31,
	2003	2002

Cash and Marketable Securities	$1,512	$1,180
Trade and Installment A/R, net	1,854	1,825
Other Current Assets	199	73

Total Current Assets	3,565	3,078

Installment A/R, net	519	1,566
Property and Equipment, net	665	718
Purchased Software Products, net	1,431	1,836
Goodwill, net	4,453	4,483
Other Noncurrent Assets, net	421	562

Total Assets	$11,054	$12,243

Loans Payable and Current Portion of Long -Term Debt	$ 828	$ 508
Deferred Subscript. Rev. (Collected)-Current	923	577
Other Current Liabilities	1,223	1,253

Total Current Liabilities	2,974	2,338

Long Term Debt, net of current portion	2,298	3,334
Deferred Income Taxes	864	1,267
Deferred Subscript. Rev. (Collected)-Noncurrent	173	208
Deferred Maintenance Revenue	350	456
Other Noncurrent Liabilities	32	23
Stockholders' Equity	4,363	4,617

Total Liabilities and Stockholders' Equity	$11,054	$12,243

Certain prior year's balances have been reclassified to conform with the current year's presentation.

Table 3

COMPUTER ASSOCIATES INTERNATIONAL, INC.
Quarterly Condensed Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2003	2002
OPERATING ACTIVITIES:
Net Loss	$(106)	$(238)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and Amortization	155	272
Deferred Income Taxes	(312)	(72)
Decrease in Noncurrent Installment A/R, net	580	707
(Decrease)/Increase in Deferred Subscription
Revenue (collected) - Noncurrent	(11)	3
Increase in Deferred Maintenance Revenue	29	61
Impairment Charge	80	59
Charge for losses on Investments	11	-
Increase in Trade and Current Installment A/R, net	(188)	(275)
Increase in Deferred Subscription Revenue
(collected) - Current	254	175
Other	85	(113)
NET CASH PROVIDED BY OPERATING ACTIVITIES	577	579

INVESTING ACTIVITIES:
Acquisitions/ Purchase Accounting Liabilities	(12)	(13)
Other	(13)	(9)
NET CASH USED IN INVESTING ACTIVITIES	(25)	(22)

FINANCING ACTIVITIES:
Dividends Paid	(23)	(23)
Purchases of Treasury Stock	(38)	(15)
Debt Repayments	(10)	(1,458)
Debt Borrowings, net	0	1,529
Purchase of a Call Spread Option	0	(95)
Exercises of Common Stock Options and Other	25	4
NET CASH USED IN FINANCING ACTIVITIES	$(46)	$(58)

Table 4

COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of GAAP Results to Operating Results
(in millions, except per share data)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2003	2002	2003	2002

Total Revenue (See Table 1)	$ 801	$ 772	$3,116	$2,964

Total Costs (See Table 1)	916	1,059	3,479	4,349

Loss Before Taxes (See Table 1)	(115)	(287)	(363)	(1,385)

Non-GAAP Adjustments:
Purchased Software Amort.	108	113	435	455
Goodwill and Other Intangibles Amort.	9	125	38	501
Special Items(1)	80	59	80	59

Operating Income/(Loss) Before Taxes	82	10	190	(370)

Interest impact of Dilutive Convert. Bonds(2)	2	-	2	-
Income Taxes - (Provision)/Benefit	(36)	(7)	(82)	105

Net Operating Income/(Loss)	$ 48(2)	$ 3	$ 110(2)	$ (265)

Diluted Oper. EPS/(LPS)	$ 0.08(2)	$ 0.00	$ 0.19(2)	$ (0.46)
# Shares Used	600(2)	583	584(2)	577

(1) FY03 charge is related to an impairment of goodwill related to professional services organization.  FY02 charge of $59 million is related to an impairment of assets sold in April 2002 ($31 million related to goodwill impairment and $28 million related to impairment of other intangible assets).

(2) Net income and the number of shares used in the computation of diluted operating EPS for the quarter and fiscal year ended March 31, 2003, have been adjusted to reflect the dilutive impact of the Company's 1.625 percent convertible senior notes and stock options.

The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP).  These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Table 5

COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of Projected GAAP Results to Operating Results
(in millions, except per share data)
(unaudited)

	Three Months Ended	Fiscal Year Ended
	June 30, 2003	March 31, 2004

Projected Revenue Range	$ 795 to $ 810	$3,275 to $3,425

Projected GAAP Loss Per Share Range(1)	$(0.04) to $(0.03)	$(0.10) to $(0.05)

Add Back:
Projected per share impact of acquisition
amortization, net of taxes	$0.13 $0.13	$0.51 $0.51

Projected Non-GAAP Earnings Per Share Range(1)	$0.09 to $0.10	$0.41 to $0.46

(1) Includes a $0.02 per share gain resulting from the sale of fixed assets in April 2003.

The projected non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles ("GAAP").  These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The projected GAAP and non-GAAP financial information set forth in this reconciliation represent forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of this press release.